PRICING SUPPLEMENT NO. 91                                         Rule 424(b)(3)
DATED: May 24, 1999                                           File No. 333-61437
(To Prospectus dated August 26, 1998 and
Prospectus Supplement dated August 26, 1998)

                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTES, SERIES B

             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount: $30,000,000                        Floating Rate Notes [_]             Book Entry Notes [x]
Original Issue Date: 3/26/99                         Fixed Rate Notes [x]                Certificated Notes [_]
Maturity Date: 3/26/2019                             CUSIP#: 073928 HM 8
Option to Extend Maturity:                           No  [x]
                                                     Yes [_]   Final Maturity Date:

                                                                    Optional                         Optional
                                   Redemption                       Repayment                        Repayment
Redeemable On                      Price(s)                         Date(s)                          Price(s)
*                                  N/A                              N/A                              N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:  7.00%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                                                  Maximum Interest Rate:

[_]        Commercial Paper Rate                                      Minimum Interest Rate:

[_]        Federal Funds Rate                                         Interest Reset Date(s):

[_]        Treasury Rate                                              Interest Reset Period:

[_]        LIBOR Reuters                                              Interest Payment Date(s):

[_]        LIBOR Telerate

[_]        Prime Rate

[_]        CMT Rate

Initial Interest Rate:                                                Interest Payment Period:


 Index Maturity:

 Spread (plus or minus):


     * Commencing March 26, 2001 and on interest payment dates thereafter, the Notes may be called, in whole but not in part, at the option of the Company on eight days' calendar notice.

     **   Semi-annually on the 26th, commencing 9/26/99.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.